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                                  EXHIBIT 10.17

                        CONTENT LICENSE AGREEMENT BETWEEN

       INTEGRATIVE MEDICINE COMMUNICATIONS, INC. AND THEHEALTHCHANNEL.COM

                              DATED MARCH 24, 2000

                        CONTENT LICENSE AGREEMENT BETWEEN

       INTEGRATIVE MEDICINE COMMUNICATIONS, INC. AND THEHEALTHCHANNEL.COM

                              DATED MARCH 24, 2000

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CONTENT LICENSE AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of this 24th day of March, 2000 (the "Effective Date") by and between Integrative Medicine Communications, Inc., a Massachusetts corporation with its principal place of business at 1029 Chestnut Street, Newton, Massachusetts, 02464 ("IMC"), and thehealthchannel.com, a Delaware Corporation with its principal place of business at 3101 West Coast Highway, Suite 175, Newport Beach, CA 92663 ("Host"). (IMC and Host are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties.")

         WHEREAS, Host [is building and will maintain] [maintains] a website on the World Wide Web with an address of http://www.thehealthchannel.com (the "Website"), on which it posts third-party content; and

         WHEREAS, Host wishes from time to time to post on the Website certain proprietary content owned or licensed by IMC, as more particularly described on Exhibit A hereto (the "Content").

         NOW, THEREFORE, in consideration of the mutual promises and in accordance with the terms and conditions hereinafter set forth, the Parties agree as follows:

         1.       GRANT OF LICENSE

         1.1 Upon the terms and subject to the conditions and restrictions set forth herein, IMC hereby grants to Host the non-exclusive, non-assignable, non-transferable right and license to reproduce and display ("Post") Content as follows: (i) Host may Post Consumer Content (as defined in Exhibit A) on the Website beginning the effective date of this agreement; and (ii) Host may Post Professional Content (as defined in Exhibit A) beginning ninety days after the effective date of this agreement.

         1.2 Visitors to or users of the Website ("Users") must be required to register and obtain an access code to utilize the Professional Content as defined in Exhibit A.

         1.3 The grant of these licenses shall not be construed to grant any greater proprietary or other right in the Content than expressly set forth in Section 1.1.

         2.       PAYMENTS

         2.1 As consideration for the rights and license granted to Host hereunder for the Consumer Content, Host shall pay IMC an annual license fee equal to $80,000 payable in monthly increments of $6,667. The first payment is due upon execution of this agreement. Subsequent payments shall be due on the first day of each subsequent month.

         2.2 In addition, as consideration for the rights and license granted to Host hereunder for the Professional Content, the annualized license fee shall be increased to $120,000 with monthly payments increasing to

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$10,000. This increase will begin six months after the execution of this agreement until the end of the Initial Term or Renewal Term as defined in
Section 7.1.

         2.3 Payments not paid to IMC by Host when due shall bear interest following the date due at an annual rate of ten percent (10%) until paid.

         3.       PROVISION OF CONTENT

         IMC shall provide the Content to Host in HyperText Markup Language
(HTML) format (or another mutually agreed upon format) within 30 days following the execution by the Parties of this Agreement and Host's payment of the initial fee due hereunder. Delivery of Content by IMC hereunder may be made by e-mail, or by any other method mutually agreed upon by the Parties. "Renewal Term" (as defined in Section 7.1) payments will remain at $10,000 per month.

         4.       MODIFICATION AND POSTING OF CONTENT

         The Host shall not, without the prior written approval of IMC in each instance: (a) modify or alter the Content in any respect, except as to software coding format to the extent reasonably necessary to post the Content on the Website and to match the Website's stylistic features; or (b) display portions, excerpts or subsets of any monograph within the Content. If Host desires to modify or alter the Content in any manner requiring IMC's written approval or to display an excerpt from a monograph independently of the entire monograph, Host shall first submit the proposed modification, alteration or excerpt (as the case may be) to IMC for review and approval prior to any display or use thereof. IMC will notify Host of its approval or disapproval of such modification, alteration or excerpt within ten (10) business days after its receipt of such notice and, in the event of disapproval, of its reason therefor. Any excerpt from a monograph permitted hereunder shall be accompanied by a hyperlink to another page on the Website on which the subject monograph is displayed in its entirety. Host assumes full responsibility for any modifications, alterations or excerpts to or from the Content made or used pursuant to this Section notwithstanding IMC's approval of same, and agrees to indemnify, defend and hold harmless IMC, its officers, directors, employers, agents, successors and assigns, authors, editors and licensors from and against any and all losses, liabilities, damages, costs and expenses directly or indirectly arising out of or resulting from same.

         5.       NOTICES, CREDIT AND DISCLAIMERS

                  5.1 On each screen of text within the Website containing any material from the Content, Host shall include: (a) notices, in form and substance satisfactory to IMC, of IMC's or its licensors' (as the case may be) ownership of the copyright in the Content and ownership of any trademarks associated therewith, and the date of release or publication of the Content or portions thereof and any updates or supplements thereto, (b) an acknowledgment, in form and substance satisfactory to IMC, of the source of the Content and of IMC as the copyright owner and/or publisher thereof (including any logo provided from time to time by IMC and a notation of the book or other publication from which such Content was excerpted or derived and any trademarks associated therewith); and (c) a link in a prominent place (to a URL to be provided by IMC) to allow Users the option to purchase the book or other publication from which such Content was derived.

                  5.2 Host shall include at the bottom of each monograph from the Content to be displayed on the Website the following disclaimer and/or such additional or other appropriate disclaimers and warnings as IMC may reasonably request from time to time:

         "The information contained above is general in nature, and is not intended as a guide to self-medication by consumers or meant to substitute for advice provided by your own physician or other medical

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         professional. The reader is advised to consult with a physician or other medical professional and to check product information (including package inserts) for changes and new information regarding dosage, precautions and contra indication before administering any drug, herb or supplement discussed herein. No claims or endorsements are made for any drug, herb, supplement, compound, therapy or treatment discussed herein. Neither the editors nor the publisher accepts any responsibility for the accuracy of the information or the consequences from use or misuse of the information contained herein."

         6.       ADDITIONAL AGREEMENTS BY HOST

                  6.1 IMC shall have the right, at any time and from time to time at no cost to IMC, to access the Website and view the Content as displayed thereon for purposes of verifying Host's compliance with the provisions of this Agreement. As "Users" are required to obtain access codes to utilize the portion of the Website where the Professional Content is posted, Host shall assign to IMC three no-charge user access codes to the Website.

                  6.2 Host shall correct any errors or inaccuracies in the Content introduced or caused by Host or its agents or contractors promptly after learning of the existence of such errors or inaccuracies. Host shall promptly make corrections and changes to the editorial content requested by IMC for the purpose of (i) correcting material errors, omissions or inaccuracies or (ii) complying with any judicial, governmental or administrative decision, rule or order or settlement agreement by which IMC is bound or (iii) avoiding potential liability from continued publication of such materials.

                  6.3 The right of Host to use any trade names or trademarks of IMC or its licensors (collectively, "Trademarks") is limited to the display of such Trademarks in conjunction with the Content as displayed in the Website and in promotional materials for the Website, such use to be in such form and in such manner as has been specifically approved in writing in each instance by IMC. All such use of the Trademarks shall accrue to the benefit of IMC and its licensors, as the case may be. Host will not use any Trademarks in any other manner without the prior written consent of IMC.

                  6.4 Host shall be responsible for compliance, at its own expense, with all federal, state, local and foreign laws, rules, regulations, ordinances and orders of any governmental body, department or agency or judicial authority, applicable to its display, publication, distribution, dissemination or other use of the Content and the Trademarks pursuant to this Agreement.

                  6.5 Host hereby agrees to indemnify, defend and hold harmless IMC, its officers, directors, employees, agents, successors and assigns, authors, editors and licensors from and against any and all loss, liability, damage, cost and expense arising directly or indirectly out of (i) any breach by Host of its obligations under this Agreement; (ii) Host's transcription, digitization, or other processing or transmission of the Content or portions thereof; (iii) the operation of the Website or the manner in which the Content is displayed, posted or utilized on the Website; or (iv) the content of the Website other than the editorial content of any Content licensed hereunder or portions thereof.

         7.       TERMINATION

                  7.1 This Agreement shall commence upon the Effective Date and shall continue in force for a term (the "Term") which shall consist of an initial Term (the "Initial Term") of one year. It shall be automatically renewed for additional successive one year Terms ("Renewal Term(s)") unless one Party shall give written notice of termination to the other Party no later than 60 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, or unless otherwise terminated as hereinafter provided.

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                  7.2      In the event that either Party commits a breach of
this Agreement, upon written notice ("Breach Notice") from the non-defaulting Party, the defaulting Party shall use its best efforts to cure such breach within 30 days after the receipt of the Breach Notice. If such breach is not cured within 30 days of receipt of the Breach Notice, the non-defaulting Party may give written notice ("Termination Notice") to the defaulting Party of the non-defaulting Party's election to terminate this Agreement on a date specified in the Termination Notice. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-defaulting Party may be lawfully entitled.

                  7.3 If either Party: (i) makes an assignment for the benefit of creditors; (ii) becomes insolvent; (iii) files a voluntary petition for bankruptcy; (iv) acquiesces to an involuntary bankruptcy petition; (iv) is adjudicated as bankrupt; or (v) ceases to do business, the other Party, at its option, may immediately terminate this Agreement upon giving written notice thereof.

                  7.4 The provisions of Sections 6.5, 7.4, 7.5, 8, 9 and 10 shall survive the expiration or early termination of this Agreement for any reason. In addition, the following rights and obligations of the Parties shall survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge: (i) the obligation of Host to pay the applicable payments accrued under Section 2; and (ii) any cause of action or claim of either Party, accrued or to accrue, because of any breach or default by other Party.

                  7.5 In the event of termination or expiration of this Agreement for any reason, Host shall immediately cease posting the Content on the Website and cease all use of the Content and any Trademarks for any purpose. In addition, Host shall destroy all versions and copies of the Content in whatever form or medium in Host's custody or under Host's control. An officer of Host shall certify such action in writing to IMC.

         8.       OWNERSHIP OF THE CONTENT

                  8.1 Host agrees and acknowledges that, as between the Parties, IMC or its licensors own all right, title and interest in and to the Content and the Trademarks, including, without limitation, all patent rights, copyrights, trademark rights, trade secret rights and other intellectual property rights therein. Host shall take no action inconsistent with such ownership, and shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. Host acknowledges that its use of the Content and the Trademarks as herein provided shall not create any right, title and interest therein in Host's favor. Host further agrees not to copy, reproduce, sell, license, subscribe, lease, distribute, disseminate, broadcast, webcast or otherwise use the Content or portions thereof other than as expressly permitted herein.

                  8.2 Host shall post notices and disclaimers in form and substance satisfactory to IMC to inform Users who have access to Content or portions thereof by or through the Website (i) that they may only use the Content or portions thereof exclusively as a reference or informational tool for their personal use; and (ii) that they may not reproduce or distribute the Content or portions thereof for any commercial or other purpose.

                  8.3 Host shall promptly notify IMC of any unauthorized use or infringement of the Content (or portions thereof) or the Trademarks by Users or others of which Host becomes aware. IMC shall have the right, at its expense, to bring an action on account of such unauthorized uses or infringements. Host shall cooperate with IMC in such action in such manner as the IMC may reasonably request at IMC's cost and expense.

                  8.4 IMC shall indemnify, defend, and hold Host harmless from and against any and all losses, expenses, damages, liabilities, taxes, penalties, assessments, judgments, and costs (including reasonable attorneys' fees) (collectively, "Liabilities") arising out of any third party claims, actions or proceedings brought against Host so far as same are based upon a claim that the Content, in the form provided by IMC to Host hereunder, infringes any U.S. patent, copyright, trade secret, trademark or other intellectual property right; PROVIDED THAT Host

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provides IMC with prompt written notice of any claims and reasonable assistance and sole authority to defend or settle such claims. IMC shall have no obligation pursuant to this Section to the extent that such Liabilities arise out of the breach of this Agreement or any other action or failure to act by the Host. If any portion of the Content is, or in IMC's reasonable opinion is likely to become, the subject of a claim of infringement, IMC may, at its option, (i) procure for Host the right to continue using such Content;
(ii) replace or modify such Content so that it becomes non-infringing; or
(iii) if the remedies in (i) or (ii) are not reasonably available to IMC despite IMC's commercially reasonable efforts, terminate Host's right to use such Content without liability to Host hereunder. This Section sets forth IMC's sole liability and Host's sole remedy with respect to any claims of intellectual property infringement relating to this Agreement.

         9.       CONFIDENTIALITY

         The terms and provisions of this Agreement, any amounts paid to IMC hereunder, and any and all other confidential business information disclosed by either Party to the other, including, without limitation, information concerning their respective businesses and plans, products, and customers shall be considered to be and treated by the Parties as "Confidential Information" for purposes of this Agreement. Each Party agrees to maintain the other Party's Confidential Information in confidence and not to use such other Party's Confidential Information for any purpose other than as set forth in this Agreement. All such information disclosed shall remain the sole property of the Party disclosing it, and the receiving Party shall have no interest in or rights to that information except as expressly set forth in this Agreement. In the event of a breach of this Section 9, the non-defaulting Party shall be entitled to equitable and injunctive relief in addition to any other available remedies.

         10.      LIMITATION OF LIABILITY

                  10.1 IMC MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE CONTENT OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Without limiting the generality of the preceding sentence, HOST understands, acknowledges and agrees that: (a) due to constant changes in information resulting from ongoing research and clinical experience, differences in opinion among authorities, unique individual circumstances and the possibility of human error in compiling the Content, it is possible that information in the Content may be or become inaccurate or incorrect, either generally or in specific applications; and (b) IMC makes no representations or warranties with respect to, and assumes no responsibility or liability for, the accuracy or correctness of the Content or the consequences of any use or misuse of the Content by HOST or any healthcare practitioner, patient or other person accessing the Content, whether on or through the Website or otherwise. 10.2 UNDER NO CIRCUMSTANCES, SHALL IMC BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF IMC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM THE USE, PUBLICATION, OR TRANSMISSION OF THE CONTENT OR THE BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IMC'S TOTAL LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, EXCEED THE AGGREGATE AMOUNT PAID TO IMC HEREUNDER.

         11.      MISCELLANEOUS

                  11.1 RECITALS. The recitals herein constitute an integral part of the agreement reached by the Parties and are to be considered as such.

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                  11.2     BREACH OR DEFAULT. The waiver by either Party of a
breach or default of any provision of this Agreement by the other Party shall not constitute a waiver by such Party of any succeeding breach of the same or other provision; nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any such right, power or privilege by such Party.

                  11.3 FORCE MAJEURE. Neither Host nor IMC shall be liable for any breach of this Agreement occasioned by any cause beyond the reasonable control of such party, which for purposes of this Agreement shall mean governmental action, war, riot, or civil commotion, fire, floods, labor disputes, restraints affecting shipping or credit, delay of carrier, black-outs, brown-outs, computer generated worms, viruses, and other self-destructing code, a substantial change to the commercial structure of the Internet or any other causes which could not with reasonable diligence be controlled or prevented by the parties.

                  11.4 HEADINGS. The headings of the Sections of this Agreement are for convenience only and will not be of any effect in construing the meanings of the Sections and subsections.

                  11.5 COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signed copy of this Agreement delivered by facsimile transmission shall for all purposes be treated as if it were delivered containing an original signature of the party whose signature appears in the facsimile.

                  11.6 NO ASSIGNMENT. Host may not assign this Agreement or any of its rights hereunder or delegate any of its obligations hereunder without the prior written consent in each instance of IMC.

                  11.7 INVALIDITY. If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law, administrative order, judicial decision or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect.

                  11.8 NO JOINT VENTURE. Nothing in this Agreement nor the relations between the Parties of this Agreement shall be construed to constitute a partnership or joint venture between the Parties of this Agreement. Neither Party shall have the right or authority to bind or obligate the other Party in any manner whatsoever and shall not expressly or impliedly incur any liability or obligation on behalf of the other Party.

                  11.9 NOTICES. All notices or other communications that shall or may be given pursuant to this Agreement, shall be in writing, in English, and shall be sent by certified or registered mail, return receipt requested with postage prepaid, by facsimile, telex or cable communication, or by hand delivery. Such communications shall be deemed given and received upon dispatch, if sent by facsimile, telex, or cable communication; or upon delivery if hand delivered; or within five (5) days of mailing, if sent by certified or registered mail, and shall be addressed to the parties as set forth below or to such other addresses as the parties may designate in writing from time to time.

                IF TO IMC:        Integrative Medicine Communications, Inc.
                                  1029 Chestnut Street
                                  Newton, Massachusetts 02464
                                  Attn:  Bernie Brieter, Controller
                                  Fax:  (617) 641-2301

                IF TO HOST:       thehealthchannel.com
                                  3101 West Coast Highway, Suite 175
                                  Newport Beach, CA  92663
                                  Attn: Richard Wolpow, VP, Business Development
                                  Fax: (949) 645-9728

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                COPY TO:          Horwitz & Beam
                                  The Venture Plaza
                                  Suite 350
                                  Irvine, CA  92618
                                  Attn:  Lynn Bolduc
                                  Fax:     (949) 453 9416

                  11.11 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles. Any action, suit or other proceeding arising out of or based upon this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or any federal court located in such state, and the Host irrevocably consents and submits to the exclusive jurisdiction of such courts for the purpose of any such action, suit or proceeding.

                  11.12 ENTIRE AGREEMENT. This Agreement, including the exhibits attached hereto, state the entire agreement between the Parties relating to the subject matter hereof and supersedes any and all prior Agreements and communications, written or oral, with respect thereto. No waiver, amendment or modification of this Agreement may be made except by an instrument in writing signed by both Parties or, in the case of a waiver, by the Party waiving compliance.

         IN WITNESS WHEREOF, each of the Parties has caused a duly authorized officer or agent to execute the Agreement to be effective as of the Effective Date set forth in the opening paragraph of this Agreement.

INTEGRATIVE MEDICINE
COMMUNICATIONS, INC.                           THEHEALTHCHANNEL.COM, INC.


By: /s/ Ronald J. Turcotte                     By: /s/ Richard A. Wolpow
   -----------------------------------            -----------------------------------
           Signature                                Signature of Authorized Officer

                                                     Richard A. Wolpow
         Ronald J. Turcotte                          Vice President, Business Development
         Director, Electronic Products

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                                    EXHIBIT A

                                     CONTENT

CONSUMER CONTENT

     - Patient Education Condition, Herb and Supplement Monographs from INTEGRATIVE MEDICINE ACCESS: PROFESSIONAL GUIDE TO CONDITIONS, HERBS & SUPPLEMENTS (including updates and photographic images for the herb monographs)
                  Copyright:        2000 Integrative Medicine Communications

                  -   Drug/Herb Interaction Database (when available)
                  Copyright: To be provided upon availability

                  -   Drug/Supplement Interaction Database (when available)
                  Copyright: To be provided upon availability

                  -   Drug/Nutrient Depletion Database (when available)
                  Copyright: To be provided upon availability

     - HERBAL MEDICINE: EXPANDED COMMISSION E MONOGRAPHS (including photographic images)
                  Copyright:        2000 American Botanical Council
                  Published by:     Integrative Medicine Communications

     - INTEGRATIVE MEDICINE COMMUNICATIONS HERB & DIETARY SUPPLEMENT REPORT electronic monthly newsletter
                  Copyright:        2000 Integrative Medicine Communications

     -    AN INTEGRATIVE MEDICINE PRIMER
                  Copyright:        Integrative Medicine Communications


PROFESSIONAL CONTENT

     - Professional Condition, Herb and Supplement Monographs from INTEGRATIVE MEDICINE ACCESS: PROFESSIONAL GUIDE TO CONDITIONS, HERBS & SUPPLEMENTS (including updates and photographic images for the herb monographs)
                  Copyright:        2000 Integrative Medicine Communications

                  -   Drug/Herb Interaction Database (when available)
                  Copyright: To be provided upon availability

                  -   Drug/Supplement Interaction Database (when available)
                  Copyright: To be provided upon availability

                  -   Drug/Nutrient Depletion Database (when available)
                  Copyright: To be provided upon availability